Exhibit 10.19

FIRST AMENDMENT TO

AMENDED AND RESTATED EXCLUSIVE SOFTWARE LICENSE AGREEMENT

This First Amendment to AMENDED AND RESTATED EXCLUSIVE SOFTWARE LICENSE AGREEMENT (the “First Amendment”) is entered into as of March 10th, 2023,  by and between SDE, INC., a California corporation (“SDE”), and SNAIL GAMES USA, INC., a California corporation (“SGU” and together with SDE, the “Parties,” and each, a “Party”). Capitalized terms used and not defined in this First Amendment have the respective meanings assigned to them in the Existing Agreement (as defined below).

WHEREAS, the Parties have entered into that certain Amended and Restated Exclusive Software License Agreement, dated January 1, 2022 (the “Existing Agreement”); and

WHEREAS, the Parties dsire to amend certain payment terms of the Existing Agreement as they relate to the timing of the DLC Payments.

NOW, THEREFORE in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.Amendment to the Existing Agreement. Section 4.03 of the Existing Agreement is amended by deleting it in its entirety and replacing it with the following:

“Section 4.03. DLC Payments. Licensee shall pay Licensor a one-time payment of five million U.S. dollars ($5,000,000) with respect to the release of each DLC during the Term, which can be paid either (i) in whole or part, in advance of the DLC release, or (ii) in full, upon the DLC release, as mutually agreed upon by the parties from time to time, with respect to a DLC.  For the avoidance of doubt, no payment with respect to any DLC release shall exceed the sum of $5,000,000.  Such DLC shall be agreed to by the Parties pursuant to Section 3.02(a).

2.Limitation of Amendment. Except as specifically set forth herein, this First Amendment shall not be deemed to waive, amend, or modify any term or condition of the Existing Agreement, which is hereby ratified and reaffirmed, and which shall remain in full force and effect according to its terms.

3.Counterparts; Electronic Signature. This First Amendment may be executed and delivered in two or more counterparts, each of which shall be deemed an original, and all of which shall be deemed to constitute one and the same agreement.  An executed counterpart of this First Amendment delivered by fax or other means of electronic communications shall be deemed to be an original and shall be as effective for all purposes as delivery of a manually executed counterpart.

IN WITNESS WHEREOF, the Parties have executed this First Amendment as of the date first written above.

SNAIL GAMES USA, INC.

By	/s/ JimTsai
Name:	JimTsai
Title:	CEO

SDE, INC.

By	/s/ Ying Zhou
Name:	Ying Zhou
Title:	CEO